Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Section 906 Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of DISH Network Corporation (the “Company”), hereby certifies that to the best of his knowledge the Company’s  Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of the Company  for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 3, 2008

Name:	/s/ Charles W. Ergen

Title:	Chairman of the Board of Directors and
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.